Exhibit 24
POWER OF ATTORNEY
     Each person whose signature appears below does hereby make, constitute and appoint Terry D. McCallister, Adrian P. Chapman, Beverly J. Burke and Vincent L. Ammann, Jr., or any of them singly, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person’s behalf, and in any and all capacities, a Registration Statement on Form S-3 covering the offer and sale of 3,000,000 shares of WGL Holdings, Inc. common stock under the WGL Holdings, Inc. Dividend Reinvestment and Common Stock Purchase Plan any and all amendments, including post-effective amendments thereto, under the Securities Act of 1933, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such persons’ substitute or substitutes may lawfully do or cause to be done by virtue hereof.

NAME	TITLE	DATE

/s/ Terry D. McCallister	Chairman of the Board and	November 22, 2010
(Terry D. McCallister)	Chief Executive Officer
and Director

/s/ Adrian P. Chapman	President and	November 22, 2010
(Adrian P. Chapman)	Chief Operating Officer

/s/ Vincent L. Ammann, Jr.	Vice President and	November 22, 2010
(Vincent L. Ammann, Jr.)	Chief Financial Officer
(Principal Financial Officer)

/s/ William R. Ford	Controller	November 22, 2010
(William R. Ford)	(Principal Accounting Officer)

/s/ Michael D. Barnes	Director	November 22, 2010
(Michael D. Barnes)

/s/ George P. Clancy, Jr.	Director	November 22, 2010
(George P. Clancy, Jr.)

/s/ James W. Dyke, Jr.	Director	November 22, 2010
(James W. Dyke, Jr.)

/s/ Melvyn J. Estrin	Director	November 22, 2010
(Melvyn J. Estrin)

/s/ James F. Lafond	Director	November 22, 2010
(James F. Lafond)

/s/ Debra L. Lee	Director	November 22, 2010
(Debra L. Lee)